INTELLECTUAL PROPERTY ACQUISITION AND MANAGEMENT TRANSITION AGREEMENT

This Strategic Intellectual Property Acquisition and Management Transition Agreement (this **Agreement**) is made and entered into as of March 17th, 2026 (the **Effective Date**), by and among:

1. **NaturalShrimp Incorporated**, a Nevada corporation (the **Company**);
2. **Hydrenesis, Inc.**, a Florida corporation (**Hydrenesis**); and
3. **David Antelo**, an individual (**Antelo**).

The Company, Hydrenesis, and Antelo are referred to individually as a **Party** and collectively as the **Parties**.

1. Recitals

A. The Company is a public company whose common stock is quoted or traded under the symbol "SHMP" (or such other symbol as may apply from time to time).

B. Hydrenesis owns certain intellectual property and related technology assets that the Parties believe can be commercialized through the Company.

C. The Company owes Hydrenesis $1,034,112 (the Hydrenesis Claim), and the Parties desire to convert the Hydrenesis Claim into equity at Closing (as defined below) as part of the transactions contemplated herein.

NOW, THEREFORE, in consideration of the mutual promises herein, the Parties agree as follows.

2. Definitions

In addition to other defined terms used in this Agreement:

2.1 **Affiliate** has the meaning set forth in Rule 405 under the Securities Act.

2.2 **Board** means the Board of Directors of the Company.

2.4 **Capitalization Schedule** means, the Capitalization Schedule set forth on Schedule 2.

2.5 **Closing** means the date on which the transactions contemplated by this Agreement are consummated, following satisfaction or waiver of the closing conditions in Section 4.

2.6 **Closing Date** means the date on which Closing occurs.

2.7 **Company SEC Reports** means all reports, schedules, forms, statements, and other documents required to be filed by the Company with the SEC.

2.8 **Disclosure Materials** means the disclosures to be made by the Company in connection with this Agreement and the transactions contemplated hereby, including Form 8-K and related press releases, investor presentations, and other communications, if any.

2.9 **Legacy Obligations** means all liabilities, claims, obligations, indebtedness, contingencies, commitments, litigation, regulatory matters, and off-balance sheet arrangements of the Company that arose, accrued, relate to, or are attributable to periods prior to the Closing Date, whether known or unknown, asserted or unasserted, liquidated or unliquidated.

2.10 **Legacy Securities** means all classes or series of preferred stock, promissory notes, creditor exchange instruments, or other instruments with conversion, voting, liquidation, consent, veto, board, or similar rights outstanding as of the Effective Date, including any Series A Preferred Stock, Series F Preferred Stock or similar instrument that may exist.

2.11 **Legacy Exchange Preferred** means the single class or series of preferred stock established to consolidate legacy holders and claims, consistent with the Series L Certificate of Designations.

2.12 **Milestone Events** means the operational, financial, capitalization, regulatory, or restructuring milestones set forth in subsections (a) and (b) written below, measured on a cumulative basis after closing. Milestone Events relate solely to economic ownership and do not affect voting power, governance rights, or control, which are governed exclusively by the Company's governing documents and applicable law. The achievement or non-achievement of Milestone Events shall not affect the validity, continuity, or enforceability of any governance actions, board appointments, or officer appointments made in accordance with this Agreement and the Company's governing documents. Under no circumstances shall the achievement or non-achievement of any Milestone Event affect voting power, board composition, officer authority, or governance control, all of which are governed exclusively by the Series P Preferred Stock or the Transition Governance provisions of this Agreement. For purposes of this Agreement, the Milestone Events shall consist of the following, measured on a cumulative basis following the Closing:

(a) a capital raise equal to at least **$7,500,000** in bona fide external equity, convertible, or strategic financing transactions, expressly excluding insider financings, bridge loans, rollover instruments, or affiliated-party funding; and

(b) a franchise milestone equal to at least **$1,000,000** in cash-based franchise-related revenue, including franchise fees, equipment sales, or recurring franchise services.

2.13 **Outside Date** means April 30, 2026.

2.14 **Securities Act** means the Securities Act of 1933, as amended.

2.15 **Series P COD** means the Certificate of Designation for Series P Preferred Stock in the form approved by the Board and filed with the Nevada Secretary of State.

2.16 **Series P-2 COD** means the Certificate of Designation for Series P-2 Preferred Stock in the form approved by the Board and filed with the Nevada Secretary of State.

2.17 **Transferred IP** is the intellectual property and other assets listed on Exhibit H.

3. Representations and Warranties of the Company and Hydrenesis.

A. Representations and Warranties of the Company. The Company represents and warrants to Hydrenesis and Antelo that:

3.1 Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted, except for those jurisdictions in which failure to have such authority would not have a material adverse effect.

3.2 Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby and thereby and to issue the Series L Preferred Stock, The Series P Preferred Stock and the Series P-2 Preferred Stock (collectively, the "Securities"), in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

3.3 Issuance of Shares. The Securities issued hereunder will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

3.4 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Securities.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect). Except for applicable blue sky state notice filings, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

3.6 Absence of Litigation. Except as disclosed to the Buyer or in the Company's filings with the SEC, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a material adverse effect.

3.7 Financial Statements. The financial statements of the Company included in its OTC Filings and Disclosures and SEC Documents (the "Financial Statements") comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC as well as other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such Financial Statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). The Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or otherwise that would be reasonably likely to have a material adverse effect.

B. Representations and Warranties of the Hydrenesis and Antelo. Hydrenesis and Antelo (each a "Buyer" for purposes of the representations below) represent and warrant to the Company that:

3.8 Investment Purpose. As of the date hereof, the Buyer is purchasing the securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "1933 Act") ; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement with respect to such Securities or an exemption under the 1933 Act.

3.9 Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor"). Any of Buyer's transferees, assignees, or purchasers must be "accredited investors" in order to qualify as prospective transferees, permitted assignees in the case of Buyer's transfer, assignment, or sale of the securities.

3.10 Reliance on Exemptions. The Buyer understands that the securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the securities.

3.11 Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the securities.

3.12 Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the securities may not be transferred unless (a) the securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion may be accepted by the Company in its reasonable discretion, (c) the securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the securities are sold pursuant to Rule 144 or Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion may be accepted by the Company in its reasonable discretion; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule 144 and further, if said Rule 144 is not applicable, any re-sale of such securities under circumstances in which the selling Buyer (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

3.13 Legends. The Buyer understands until such time, if any, as the securities have been registered under the 1933 Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that have been sold, the securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the transfer of the certificates for such securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II)

UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance, and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company in its reasonable discretion so that the sale or transfer is effected. The Buyer agrees to sell all securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

3.15 Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

3.15 Ownership. Hydrenesis is the sole and exclusive owner of the Transferred IP, free and clear of all liens, licenses, security interests, encumbrances, and claims, except as expressly disclosed on Schedule 1. There are no claims that would conflict with Hydrenesis' ability to assign the Transferred IP and to consummate the transactions contemplated herein.

4. Conditions to Closing

4.1 **Overview.** The obligations of each Party to consummate Closing are subject to satisfaction or written waiver (by the benefiting Party) of the following conditions:

(a) The Company shall have obtained requisite board approval and shareholder approval (if necessary) for the transactions contemplated herein;

(b) The Company and its shareholders shall have amended the Series A Preferred Stock, and the Series F Preferred Stock in the forms attached hereto as Exhibits D and E and shall have filed such amendments with the Nevada Secretary of State.

(c) The Company shall have filed its Series L Preferred Stock in the form attached hereto as Exhibit A with the Nevada Secretary of State

(d) The Company shall have filed the Series P Preferred Stock and the Series P-2 Preferred Stock in the forms attached hereto as Exhibits B and C with the Nevada Secretary of State.

(e) Escrowed officer and director resignations have been executed and delivered to the Escrow Holder with signed escrow instructions.

(f) Hydrenesis shall have delivered the Transferred IP listed on Exhibit H to the Company via the assignment of such intellectual property to be held in escrow by the Escrow Holder.

(g) the Company shall have appointed Antelo as Chief Executive Officer and Sole Director ;

(h) the existing liabilities and claims, as well as the existing Series A Preferred Stock and Series F Preferred Stock set forth the Capitalization Schedule are shall have been delivered to the Escrow Holder to be settled and exchanged for the issuance of Series L Preferred Stock.

(i) The Capitalization Schedule has been finalized and approved in writing by the parties.

(j) All representations of all parties shall be true and correct as of the Closing Date, including that of outstanding liabilities.

(k) All required third party consents have been obtained.

(l) No action shall have occurred which shall have materially and adversely affected the transaction, the value of the Transferred IP or the value of the securities to be received by Antelo or Hydrenesis in the transaction.

(m) The Company shall be deemed "current" in its SEC filings and shall have filed all delinquent reports.

(n) The existing liabilities of the Company shall not exceed **$9,000,000 Million** and shall have all been exchanged for Series L Preferred Stock, with such exchanges containing releases satisfactory to Antelo, provided that not more than **$1,000,000** in liabilities shall remain outstanding post closing.

5. Actions at Closing

5.1 **Exchange of Legacy Obligations and Issuance of Series L Preferred Stock**. The Legacy Obligations set forth on Exhibit D and E shall have been exchange for Series L Preferred Stock in accordance with the Capitalization Schedule.

5.2 **Release of Escrow Documents**. All documents delivered to the Escrow Holder shall be released to their respective beneficiaries including but not limited to intellectual property assignments, board resignations, board appointments and the surrender of any Series A Preferred Stock or Series F Preferred Stock delivered in exchange for Series L Preferred Stock.

5.3 **Equity Issuance and Milestone Economics.**

(a) At Closing, the Company shall issue to Hydrenesis equity securities representing twenty-five percent (25%) of the Company's fully diluted capitalization, as reflected on the Capitalization Schedule, in consideration of the Transferred IP and conversion of the Hydrenesis Claim.

(b) At Closing, the Company shall issue to Antelo equity securities representing fifteen percent (15%) of the Company's fully diluted capitalization, as reflected on the Capitalization Schedule,

(c) Upon achievement of the Milestone Events, the Company shall issue additional equity securities to Hydrenesis representing up to an additional fifteen percent (15%) of the Company's fully diluted capitalization, and shall issue additional equity securities to David Antelo representing up to an additional ten percent (10%) of the Company's fully diluted capitalization, in each case as set forth in the Milestone Schedule and subject to adjustment for issuances approved in accordance with this Agreement. Any equity issued upon achievement of a Milestone Event shall be calculated as a percentage of the Company's fully diluted capitalization as of the date of issuance of such equity, after giving effect to all issuances, conversions, and dilutive events occurring prior thereto.

(d) The form, class, and series of equity issued pursuant to this Section 4.6 shall be as set forth on the Capitalization Schedule or the Milestone Schedule, as applicable. The Series P Preferred Stock and Series P-2 Preferred Stock shall contain a covenant that such stock shall not be converted into Common Stock until such time as at least 75% of the Series L Preferred Stock shall have been converted into Common Stock.

6. Office and Director Appointment and Escrowed Resignations

6.1 **Current Office and Director Resignation.** On the Effective Date, each current director and officer (the "Prior Team") shall execute an irrevocable resignation which shall take effect immediately and David Antelo shall be appointed as sole officer and director until the date of the Closing.

6.2 **Antelo Resignation.** On the Effective Date, Antelo shall deliver into escrow a signed resignation pursuant to which Antelo resigns from all positions held by him. The escrowed resignation shall be released automatically if the transaction is terminated

6.3 **Prior Officer Appointments**. On the Effective Date, Antelo shall deliver into escrow board and officer appointments appointing and restoring the Prior Team to the board level and executive officer positions they held immediately prior to resignation. The escrowed resignation shall be released automatically if the transaction is terminated

6.4 **Board Composition at Closing.** At Closing, the Board shall consist of three (3) directors: Antelo, and two (2) directors to be named before closing.

7. Indemnification and Insurance

7.1 **Indemnification Agreement at Signing.** On the Effective Date, the Company shall enter into an indemnification agreement with Antelo (the **Indemnification Agreement**) for claims and losses resulting from actions taken prior to the Effective Date.

8. Termination and Remedies

8.1 **Outside Date Termination.** If Closing has not occurred by the Outside Date, this Agreement terminates automatically unless Antelo extends the Outside Date in writing.

8.2 **Unilateral Extension.** Antelo may extend the Outside Date one or more times, in writing, for an aggregate extension period of up to 30 days. Extension does not waive any rights or cure any breaches unless expressly stated. Any extension by Antelo shall not require the consent of the Company, any stockholder, or any legacy security holder, and shall not constitute a waiver of any condition, breach, or obligation.

8.3 **Termination for Cause.** Antelo may terminate immediately upon written notice if the Company materially breaches Sections 7 or 8, or if any material representation becomes untrue, or if the Company takes actions reasonably likely to impair Closing.

8.4 **Effect of Termination.** Upon termination:

(a) no IP transfers and no license is granted;
(b) escrowed resignations shall not be released;
(c) the Parties remain bound by the restrictions set forth in Section 9, below, except that the Company shall file a form 8-K indicating the termination of this Agreement.

8.5 **Injunctive Relief.** The Parties acknowledge that breach may cause irreparable harm and agree that injunctive relief is an appropriate remedy.

9. Confidentiality.

9.1 **Confidentiality.** Each Party shall keep confidential all nonpublic information received in connection with this Agreement, subject to disclosure required by law or SEC rules.

9.2 **Permitted Disclosures.** Disclosures may be made to legal counsel, auditors, financial advisors, and financing sources under confidentiality obligations.

9.3 **No Trading.** Antelo and Hydrenesis agree not to trade Company securities while in possession of material non public information and until such time as the transactions contemplated herein have been closed and publicly announced.

10. Notices

All notices shall be in writing and delivered by personal delivery, overnight courier, certified mail (return receipt requested), or email with confirmation, to the notice addresses set forth on Schedule 15, and are deemed given upon receipt.

If to Antelo or to Hydrenesis:

1200 N Federal Highway Suite 300, Boca Raton., FL 33432

If to the Company:

6443 Las Colinas Blvd., Irving, TX 75039

11. Miscellaneous

11.1 **Governing Law and Forum.** This Agreement and any disputes thereunder shall be governed by the laws of the State of Nevada, without regard to its conflict of laws principals. The exclusive venue for any disputes under this Agreement shall be the state and federal courts located in Clark County, Nevada.

11.2 **Entire Agreement.** This Agreement, including schedules and exhibits, constitutes the entire agreement regarding the subject matter.

11.3 **Amendments.** No amendment is effective unless in writing signed by all Parties.

11.4 **Assignment.** No Party may assign this Agreement without written consent of the other Parties.

11.5 **Counterparts.** This Agreement may be executed in counterparts and by electronic signatures.

11.6 **Severability.** Invalid provisions are severed and the remainder remains enforceable.

11.7 **Further Assurances.** Each Party shall execute documents and take actions reasonably necessary to carry out this Agreement.

Schedules and Exhibits

Schedule 1 Transferred IP list including disclosures of any prior grants, liens, or encumbrances on the Transferred IP
Schedule 2 Capitalization schedule at Closing

Exhibit A Form of Series L Preferred Stock Certificate of Designations
Exhibit B Form of Series P Preferred Stock Certificate of Designations
Exhibit C Form of Series P-2 Preferred Stock Certificate of Designations
Exhibit D Form of Series A Preferred Stock Certificate of Amendment
Exhibit E Form of Series F Preferred Stock Certificate of Amendment
Exhibit F Form of Exchange Agreement
Exhibit G Antelo appointment
Exhibit H IP Assignment Agreement
Exhibit I Escrow Instructions and Forms of Resignations
Exhibit J Form of Indemnification Agreement

IN WITNESS WHEREOF, the Parties have executed this agreement as of the Effective Date first written above.

NATURALSHRIMP INCORPORATED
By: Gerald Easterling
Name: Gerald Easterling
Title: CEO

HYDRENESIS, INC.
By: ______________________
Name: David Antelo
Title: CEO